Exhibit 10.1

SECOND AMENDMENT TO

SENIOR SECURED CONVERTIBLE NOTE AND WARRANT

THIS SECOND AMENDMENT TO SENIOR SECURED CONVERTIBLE NOTE AND WARRANT (this “Amendment”), effective as of January 6, 2016, amends certain terms of (i) that certain Senior Secured Convertible Note in the original principal amount of $10,000,000 issued by KemPharm, Inc., a Delaware corporation (the “Company”), to Deerfield Private Design Fund III, L.P. (the “Holder”) on June 2, 2014, as amended by that certain First Amendment to Facility Agreement, Senior Secured Convertible Note and Warrant, dated as of March 6, 2015, (the “Note”), and (ii) that certain warrant number W-74, issued by the Company to the Holder on June 2, 2014, relating to the right of the Holder to purchase from the Company 1,923,077 fully paid and nonassessable shares of common stock of the Company, as amended by that certain First Amendment to Facility Agreement, Senior Secured Convertible Note and Warrant, dated as of March 6, 2015, (the “Warrant”).

WHEREAS, the Company and the Holder desire to revise certain terms of the Note and Warrant as provided herein.

In consideration of the promises and mutual covenants contained herein and in the Note and Warrant, the undersigned hereby agree as follows:

1.    Section 2(f)(i)(A) of the Note is hereby amended by adding the following new paragraph immediately following the first paragraph of such section:

“Notwithstanding anything to the contrary contained in the immediately preceding paragraph, if the Company issues or sells any Common Stock, Convertible Securities, warrants, or Options in a firm commitment underwritten public offering (an “Underwritten Public Offering”), then for purposes of determining any adjustment to the Conversion Price under this Section 2(f)(i)(A) in respect of such Underwritten Public Offering the Fair Market Price  shall be the closing sale price per share of the Common Stock on the principal securities exchange, trading market or quotation system on which shares of Common Stock are then traded, listed or quoted on the date of execution of the underwriting agreement (the “Offering Effective Date”) between the Company and the underwriters in such offering, provided, that (x) if the Offering Effective Date is not a Trading Day, then the Fair Market Price shall be the closing sale price per share of the Common Stock on the principal securities exchange, trading market or quotation system on which shares of Common Stock are then traded, listed or quoted on the Trading Day immediately preceding the Offering Effective Date and (y) if the underwriting agreement in such offering is executed prior to closing of trading on the principal securities exchange, trading market or quotation system on which shares of Common Stock are then traded, listed or quoted on a given date, then the Fair Market Price shall be the closing sale price per share of the Common Stock on such principal securities exchange, trading market or quotation system on the Trading Day immediately preceding such date.”

2.    Section 5(f)(i) of the Warrant is hereby amended by adding the following new paragraph immediately following the first paragraph of such section:

“Notwithstanding anything to the contrary contained in the immediately preceding paragraph, if the Company issues or sells any Common Stock, Convertible Securities, warrants, or Options in a firm commitment underwritten public offering (an “Underwritten Public Offering”), then for purposes of determining any adjustment to the Conversion Price under this Section 5(f)(i) in respect of such Underwritten Public Offering, the Fair Market Price  shall be the closing sale price per share of the Common Stock on the principal securities exchange, trading market or quotation system on which shares of Common Stock are then traded, listed or quoted on the date of execution of the underwriting agreement (the “Offering Effective Date”) between the Company and the underwriters in such offering, provided, that (x) if the Offering Effective Date is not a Trading Day, then the Fair Market Price shall be the closing sale price per share of the Common Stock on the principal securities exchange, trading market or quotation system on which shares of Common Stock are then traded, listed or quoted on the Trading Day immediately preceding the Offering Effective Date and (y) if the underwriting agreement in such offering is executed prior to closing of trading on the principal securities exchange, trading market or quotation system on which shares of Common Stock are then traded, listed or quoted on a given date, then the Fair Market Price shall be the closing sale price per share of the Common Stock on such principal securities exchange, trading market or quotation system on the Trading Day immediately preceding such date.”

3.    Any warrants issuable in the future pursuant to Section 2.10 of that certain Facility Agreement, dated as of June 2, 2014, by and between the Company and the Holder, as amended, shall reflect the amendments set forth in paragraph 2 above.

4.    Effect on the Note and Warrant.  Except as amended herein, the Note and Warrant shall continue in full force and effect as originally executed and delivered.  Any reference in the Note and the Warrant to “this Warrant,” “this “Note” “hereunder,” hereof,” “herein,” or words of like import referring to such agreement shall refer to the Warrant or Note, as the case may be, as amended by this Amendment.

5.    Governing Law.  This Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

6.    Counterparts.  This Amendment may be executed on separate counterparts that may be transmitted via an email .pdf file or facsimile, each of which, when so executed and delivered, shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same Amendment.

[SIGNATURE PAGE FOLLOWS]

                         IN WITNESS WHEREOF, the Company and Holder have caused this Amendment to be duly executed and delivered as of the date first above written.

HOLDER:

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By:	Deerfield Mgmt. III, L.P., its General Partner
By:	J.E. Flynn Capital III, LLC, its General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

                         IN WITNESS WHEREOF, the Company and Holder have caused this Amendment to be duly executed and delivered as of the date first above written.

KEMPHARM, INC.

By:	/s/ Travis C. Mickle
Name:	Travis C. Mickle
Title:	President